Exhibit 10.1

Execution Version

SPONSOR TRANSFER, WAIVER, FORFEITURE AND DEFERRAL AGREEMENT

This SPONSOR TRANSFER, WAIVER, FORFEITURE AND DEFERRAL AGREEMENT (the “Sponsor Surrender Agreement”), dated as of August 31, 2020, is entered into by and between Level Field Capital, LLC, a Delaware limited liability company (“Sponsor”), LF Capital Acquisition Corp., a Delaware corporation (“Parent”), Landsea Holdings Corporation, a Delaware corporation (“Seller”), and Landsea Homes Incorporated, a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Sponsor Surrender Agreement, Parent, LFCA Merger Sub, Inc., a Delaware corporation, the Company and the Seller will enter into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”);

WHEREAS, the Sponsor has agreed to transfer to the Seller, for no additional consideration (i) 2,200,000 Private Placement Warrants held by the Sponsor (the “Transferred Warrants”) and (ii) 500,000 shares of Parent Class A Stock following the conversion at the Effective Time of 500,000 shares of Parent Class B Stock held by the Sponsor (the “Transferred Shares”, together with the Transferred Warrants, the “Transferred Securities”), in each case, subject to the terms and conditions specified herein.

WHEREAS, Sponsor has agreed to surrender and transfer to Parent, for no consideration and as a contribution to the capital of Parent, (a) 2,260,000 Private Placement Warrants (the “Surrendered Warrants”), and (b) 600,000 shares of Parent Class B Stock held by the Sponsor (the “Surrendered Shares”), whereupon the Surrendered Shares shall be cancelled;

WHEREAS, the Sponsor and the Seller have agreed to a lock-up period for certain of its shares of Parent Class B Stock, subject to the terms and conditions specified herein;

WHEREAS, the Sponsor has agreed to waive its right to exercise its Private Placement Warrants (the “Sponsor Warrants”) to purchase shares of the Parent Class A Stock by any method other than on a “cashless basis,” pursuant to that certain Warrant Agreement, dated June 19, 2018 (as may be amended from time to time, the “Warrant Agreement”), by and between the Parent and Continental Stock Transfer & Trust Company (the “Warrant Agent”), subject to the terms and conditions specified herein;

WHEREAS, the Sponsor entered into that certain Promissory Note, dated as of July 16, 2020, with the Parent, whereby Sponsor has agreed to loan up to $3,000,000 to the Parent, and as of the date hereof, has loaned $1,000,000 to the Parent (the “Working Capital Loan”);

WHEREAS, the Sponsor has agreed to terminate, forgive and release Parent from any and all obligations arising under or related to the Working Capital Loan, subject to the terms and conditions specified herein;

WHEREAS, the Sponsor entered into that certain Convertible Note, dated as of March 4, 2019, with the Parent, as amended (the “Convertible Note”), whereby (i) the Parent borrowed $1,500,000 from the Sponsor (the “Outstanding Amount”) and (ii) upon maturation of the Convertible Note, at the option of the Sponsor, the Outstanding Amount may be converted into warrants of the Parent with rights identical to the Private Placement Warrants (the “Conversion Rights”); and

WHEREAS, the Sponsor has agreed to waive its Conversion Rights in lieu of payment in cash by the Parent upon maturation of the Convertible Note, subject to the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.	Surrender and Waiver.

(a)	Immediately prior to, and conditioned upon, the Effective Time:

(i)	the Sponsor shall automatically and irrevocably surrender and forfeit to Parent, for no consideration and as a contribution to the capital of Parent, (A) the Surrendered Warrants and (B) the Surrendered Shares; and

(ii)	Parent shall immediately cancel the Surrendered Warrants and the Surrendered Shares;

(b)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor shall, automatically and without any further action by the Sponsor, irrevocably waive its right to exercise the Sponsor Warrants, pursuant to the terms of the Warrant Agreement, by any method other than on a “cashless basis”; provided that such waiver shall bind Sponsor’s members and any Permitted Transferees (as defined in the Warrant Agreement) of Sponsor following the Effective Time.

(c)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor shall, automatically and without any further action by the Sponsor, irrevocably waive its Conversion Rights under the provisions under Section 5(a) of the Convertible Note and accept payment for the Outstanding Amount in cash pursuant to Section 5(b) of the Convertible Note.

(d)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor shall, automatically and without any further action by the Sponsor or Parent, irrevocably terminate, forgive, discharge, and release the Parent from any and all obligations, liabilities and outstanding amounts arising under or relating to the Working Capital Loan.

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(e)	Immediately prior to, and conditioned upon, the Effective Time, the Sponsor agrees, that, certain of its Parent Class B Stock, upon conversion to Parent Class A Stock on a one-for-one basis as provided in Section 4.3(b)(i) of the Parent Charter (and pursuant to that certain Waiver Agreement, by and among the Parent, the Seller, the Company and the Sponsor, dated as of the date hereof), shall, automatically and without any further action by the Sponsor or Parent, be subject to the following restrictions and requirements:

(i)	Following the conversion of 500,000 shares of Parent Class B Stock held by the Sponsor to Parent Class A Stock at the Closing, such Parent Class A Stock may not be Transferred until the 10-day volume weighted average of the market price of the Parent Class A Stock as quoted on Nasdaq is not less than $14.00 per share (subject to adjustments for any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock)); and

(ii)	in the event that the shares of Parent Class A Stock held by the Sponsor described in the preceding Paragraph 2(e)(i) do not meet their respective 10-day volume weighted average market price targets within the 24-month period following the Effective Time (the “Lock-Up Period”), such shares shall, automatically and without any further action by the Sponsor or Parent, be surrendered and forfeited by the Sponsor for no consideration and immediately cancelled by the Parent.

(f)	Following the delivery of the Transferred Shares by the Sponsor to the Seller, the Seller agrees that such Transferred Shares shall, automatically and without any further action by the Seller or Parent, be subject to the following restrictions and requirements:

(i)	Such Transferred Shares may not be Transferred until the 10-day volume weighted average of the market price of the Parent Class A Stock as quoted on Nasdaq is not less than $14.00 per share (subject to adjustments for any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock)); and

(ii)	In the event that the Transferred Shares held by the Seller described in the preceding Paragraph 2(f)(i) do not meet their respective 10-day volume weighted average market price targets within the Lock-Up Period, such shares shall, automatically and without any further action by the Seller or Parent, be surrendered and forfeited by the Seller for no consideration and immediately cancelled by the Parent.

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(g)	As used herein, “Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); provided, however, that nothing in this Paragraph 2(g) shall prevent (i) a pledge or hypothecation of any Parent Class A Stock as collateral to a third party loan or (ii) a Transfer to an Affiliate provided that such transferee (x) agrees to be bound to the terms and conditions of this Sponsor Surrender Agreement and (y) executes a joinder to this Sponsor Surrender Agreement in a form reasonably acceptable to the Parent. “Transferred” or “Transferring” shall have a correlative meaning.

3.	Transfer.

(a)	Immediately prior to, and conditioned upon, the Effective Time, Sponsor shall immediately and irrevocably deliver, convey, assign and transfer to the Seller for no consideration the Transferred Warrants.

(b)	Immediately following the Effective Time, on the Closing Date Sponsor shall immediately and irrevocably deliver, convey, assign and transfer to the Seller for no consideration the Transferred Shares.

(c)	Seller acknowledges that the Transferred Securities are subject to the restrictions on transfer set forth in paragraph 8 of that certain letter agreement, by and among the Parent, the Sponsor and the insiders party thereto, dated June 19, 2018, and agrees, with respect only to the Transferred Securities, to be bound by the restrictions on transfer set forth in paragraph 8 therein.

4.	Sponsor Representations and Warranties. The Sponsor hereby represents and warrants as of the date hereof as follows:

(a)	The Sponsor is the sole record and beneficial owner of the Surrendered Warrants, the Surrendered Shares and the Transferred Securities, free and clear of all Liens other than transfer restrictions imposed by applicable securities laws.

(b)	The Sponsor has all requisite power and authority to execute and deliver this Sponsor Surrender Agreement and to consummate the transactions contemplated hereby and to perform all of its obligations hereunder. The execution and delivery of this Sponsor Surrender Agreement has been, and the consummation of the transactions contemplated hereby have been, duly authorized by all requisite action by the Sponsor. This Sponsor Surrender Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Sponsor Surrender Agreement has been duly authorized, executed and delivered by the other parties hereto, this Sponsor Surrender Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of the Sponsor enforceable against it in accordance with its terms.

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5.	Successors and Assigns. The Sponsor acknowledges and agrees that the terms of this Sponsor Surrender Agreement are binding on and shall inure to the benefit of their respective beneficiaries, heirs, legatees and other statutorily designated representatives. The Sponsor also understand that this Sponsor Surrender Agreement, once executed, is irrevocable and binding, and if the Sponsor Transfers any shares of Parent Class B Stock or Parent Class A Stock or Private Placement Warrants held by the Sponsor as of the date of this Agreement or held by the Sponsor after giving effect to the conversion pursuant to Paragraph 2 above, the transferee shall execute a joinder to this agreement in the form reasonably acceptable to the Parent.

6.	Termination. This Sponsor Surrender Agreement shall terminate, and have no further force and effect, as of the earlier to occur of (a) the later of (x) end of the Lock-Up Period or (y) the “cashless exercise” of all of the Sponsor Warrants held by the Sponsor as of the date hereof, and (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time. This Sponsor Surrender Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

7.	Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Sponsor Surrender Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Sponsor Surrender Agreement shall be brought and enforced in the courts of the State of Delaware or the federal courts located in the State of Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 8.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Sponsor Surrender Agreement as of the date first written above.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed
Name:	Scott Reed
Title:	President and Chief Executive Officer

[Signature Page to Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement]

LANDSEA HOLDINGS CORPORATION

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

LANDSEA HOMES INCORPORATED

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

[Signature Page to Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement]

LEVEL FIELD CAPITAL, LLC

By:	/s/ Elias Farhat
Name:	Elias Farhat
Title:	Member

[Signature Page to Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement]